Exhibit 23.1

Consent of Independent Auditor

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-290738), Form S-3 (No. 333-288353 and No. 333-284002) and Form S-8 (No. 333-293465 and No. 333-275230) of CISO Global, Inc. of our report dated March 27, 2026, relating to the consolidated financial statements of CISO Global, Inc., which appears in this Annual Report on Form 10-K for the year ending December 31, 2025.

Semple, Marchal & Cooper, LLP

Phoenix, Arizona

March 27, 2026